UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

Power REIT

(Name of Registrant as Specified In Its Charter)

Paul M. Dorsey

Andrew M. Wasco

Joseph M. Vrankin

Joyce Johnson-Miller

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Dorsey Nominees Want You to Know the Truth About Lesser, The Power REIT Board, and His Real Business Record

Keystone

In a filing with the Securities and Exchange Commission intending to be part of its Proxy solicitation for this year’s contested election of Trustees, Power REIT states that Chairman/CEO David H. Lesser “led successful formative transaction of Keystone Property Trust (“Keystone”, NYSE: KTR), which was ultimately sold to ProLogis (NYSE: PLD) for $1.4 billion in enterprise value.”1

Reads pretty well, seems a true success story led by David Lesser….However, the referenced Keystone’s “successful formative transaction” (emphasis added) occurred after Lesser left the board in June 2000.

The TRUTH

In December 1997, Lesser and his firm, Hudson Bay Partners LP, were part of a group which acquired control of Keystone through a reorganization. 2 At the same time, Lesser joined the Keystone board and became a member of its executive committee, which ran the financial affairs of Keystone, including acquisitions and divestitures.3

Lesser was president of Hudson Bay, a private real estate investment fund capitalized primarily by Crescent Real Estate Equities LP.4 Lesser formed Hudson Bay in May 1996 and immediately before that he was a senior vice president at Crescent from April 1995 to May 1996.5 From July 1988 to April 1995, he was in the real estate investment banking division of Merrill Lynch. 6

Immediately after the Keystone transaction closed, Lesser/Hudson Bay were material shareholders in Keystone with ownership of about 20 percent of the outstanding stock.7 Keystone has reported that, as part of the transaction, Keystone said Hudson Bay would “actively assist Keystone with the implementation of its growth strategies.”8 Hudson Bay owned 30 percent of the management company which ran Keystone, Keystone Realty Services Inc., and this management company received a fee of 3% of base rent for all properties managed. 9

When Lesser joined the board, Keystone owned multi-family residential properties in the southwest. Under the new ownership (which included Hudson Bay), Keystone shifted from southwest residential properties to office and industrial properties in northern New Jersey and eastern Pennsylvania.10 Between 1998 to 2000, the company sold its residential properties and acquired office/ industrial real estate.11 In December 1999, Hudson Bay distributed its Keystone stock to its partners, including Crescent and Lesser.12 On June 1, 2000, Lesser left the Keystone board. 13 Immediately before he departed, Lesser personally owned about a 2 percent stake, and Crescent owned a 16.1 percent stake, in Keystone.14

2000: Earnings Collapse, Keystone Shifts Strategy

For fiscal year ended December 31, 2000, Keystone’s CEO said the company “fell well short of our capital recycling objectives for the year.”15 In 2000, Keystone posted net income per diluted share of 9 cents – versus 80 cents in 1999.16 Keystone said “the decrease in net income was attributed to the $11.3 million asset valuation provision recorded in the third quarter of 2000” – the first full fiscal quarter immediately after Lesser left the board - on properties Keystone was seeking to sell.17 Keystone said it took the $11.3 million write-down as it had sought to sell the properties since first quarter 2000 and during the sales process determined the carrying value exceeded the net realizable value.18

Shortly after Lesser left the board, “in the fourth quarter of 2000, we [Keystone] announced a strategic change in our investment focus, concentrating on owning large, modern industrial distribution center assets in markets serving east coast population centers.”20 (emphasis added) Between January 2001 and December 2003, Keystone sold $586 million of office and industrial property –acquired during Lesser’s tenure– and bought bulk distribution centers.21 “By the beginning of 2003, we [Keystone] had substantially completed our repositioning to a geographically focused industrial REIT.”22 In mid-2004, Keystone was acquired by ProLogis, a REIT which owned industrial distribution properties.23 (Emphasis added)

Keystone Stock Performance in Lesser’s Tenure

For the first full two years of Lesser’s tenure on the Keystone board (1998 and 1999), the stock slightly outperformed the NAREIT Index. However, in 2000, the year Lesser left the board, the stock lagged the NAREIT Index and continued to trail in 2001.

By 2002, LONG AFTER Lesser’s Tenure, as Keystone implemented its new strategy, the stock out-performed the index. And in mid 2004, the company was acquired by ProLogis.

IT WASN’T LESSER THEN, AND THE DORSEY NOMINEES SAY IT SHOULD NOT BE LESSER NOW

1 Power REIT, DEFA14A filed May 9, 2012

2 Keystone Property Trust, DEFS 14A, November 12, 1997. At this transaction, the company was named American Real Estate Investment Corp. In October 1999, the name was changed to Keystone Property Trust.

3 Keystone Property Trust, 1998 DEF 14A

4 Keystone Property Trust, DEFS 14A, November 12, 1997, page 45

5 Keystone Property Trust, DEFS 14A, November 12, 1997

6 Keystone Property Trust, 1998 DEF 14A, page 7

7 Keystone Property Trust, 1998-1999 DEF 14A

8 Keystone Property Trust, DEFS 14A, November 12, 1997, page 45

9 Keystone Property Trust, 1998 DEF 14A, page 24

10 Keystone Property Trust, DEFS 14A, November 12, 1997

11 Keystone Property Trust, 1998-1999 10-Ks, Note 1

12 Keystone Property Trust, 2000 DEF 14A, page 7

13 Keystone Property Trust, 2001 DEF 14A, page 8

14 Keystone Property Trust, 2000 DEF 14A, page 19, Principal Shareholders

15 Keystone Property Trust, 8-K filed February 8, 2001, Exhibit 99.2

16 Keystone Property Trust, 8-K filed February 8, 2001, Exhibit 99.2

17 Keystone Property Trust, 2000 10-K, page 24, Results of Operations

18 Keystone Property Trust, 10-Q for quarter ended September 30, 2000, Note 6, Asset Write-down, page 13

19 Not used

20 Keystone Property Trust, DEFM 14A filed July 2, 2004, page 21, Background of the Merger

21 Keystone Property Trust, DEFM 14A filed July 2, 2004, page 21, Background of the Merger

22 Keystone Property Trust, DEFM 14A filed July 2, 2004, page 21, Background of the Merger

23 Keystone Property Trust, DEFM 14A filed July 2, 2004 and 8-K filed August 5, 2004

24 Keystone Property Trust, 2003 DEF 14A, page 25, Share Price Performance Graph

The following info is from Keystone proxy statements and details cumulative total return (assuming reinvestment of dividends) from January 1, 1998 (immediately after Lesser joined the board in December 1997) to December 31, 2000 (shortly after Lesser departed) and through December 31, 2002, as Keystone implemented its new strategy:24

	1997	1998	1999	2000	2001	2002
Keystone	100	87.72	90.71	81.56	92.11	130.15
NAREIT Index	100	82.60	78.69	99.43	113.29	117.61

Under Lesser, Keystone’s stock also dropped in absolute terms. In mid-December 1997, as the Keystone transaction closed and Lesser joined the board, the stock was at $15. When he left on June 1, 2000, the stock was at $13, and traded at $12-$13 through second half 2000. As detailed above, after Lesser left the board, Keystone changed its strategy and ProLogis acquired Keystone in 2004 for $23.80/share cash.